Exhibit 99.25

This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

1ST AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A.

AND TELEMAR PARTICIPAÇÕES S.A. (TO BE REFERRED TO AS “CORPCO”) EXECUTED ON FEBRUARY 19, 2014

BETWEEN

PORTUGAL TELECOM, SGPS S.A.

CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES

BRATEL BRASIL S.A.

TELEMAR PARTICIPAÇÕES S.A.

ANDRADE GUTIERREZ S.A.

JEREISSATI TELECOM S.A.

AND, AS INTERVENING PARTY

OI S.A.

EXECUTED ON SEPTEMBER 8, 2014.

1ST AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND CORPCO EXECUTED FEBRUARY 19, 2014

By this instrument:

1.	PORTUGAL TELECOM, SGPS S.A., a publicly traded corporation, with head offices at Av. Fontes Pereira de Melo No. 40, in the City of Lisbon, Portugal, Legal Entity Registration No. 503 215 058, herein represented in accordance with its By-Laws, hereinafter referred to as “Portugal Telecom SGPS”;

2.	CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, enrolled with the CNPJ/MF under number 19.445.247/0001-40, managed by BTG Pactual Serviços Financeiros S.A. DTVM, with head offices at Praia de Botafogo, No. 501 – 5th floor, part, in the City and State of Rio de Janeiro, enrolled at CNPJ under No. 59.281.253/0001-23, hereinafter referred to as “FIA”;

3.	BRATEL BRASIL S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Cubatão, No. 320, 4th floor, suite 03, enrolled as taxpayer at CNPJ/MF under No. 12.956.126/0001-13, herein represented in accordance with its By-Laws by its legal representatives, undersigned, hereinafter referred to as “BRATEL BRASIL”;

4.	TELEMAR PARTICIPAÇÕES S.A., a share corporation with head offices at Praia de Botafogo No. 300, 11th floor, suite 1101 (part), Botafogo, City and State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under No. 02.107.946/0001-87, herein represented in accordance with its By-Laws, hereinafter referred to as “Telemar Participações” or “Corpco”;

5.	ANDRADE GUTIERREZ S.A. (successor to ANDRADE GUTIERREZ TELECOMUNICAÇÕES LTDA.), a share corporation with head offices in the city of Belo Horizonte, State of Minas Gerais, at Av. do Contorno No. 8.123, Cidade Jardim, enrolled as taxpayer at CNPJ/MF under No. 17.262.197/0001-30, herein represented in accordance with its By-Laws, hereinafter referred to as “AG S.A.”; and

6.	JEREISSATI TELECOM S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Angelina Maffei Vita No. 200, 9th floor, enrolled as taxpayer at CNPJ/MF under No. 53.790.218/0001-53, herein represented in accordance with its By-Laws, hereinafter referred to as “JEREISSATI TELECOM”;

Individually also referred to as a “Party” and jointly referred to as the “Parties”,

And, as “Intervening Party”,

7.	OI S.A., a share corporation with head offices in the City and State of Rio de Janeiro, at Rua do Lavradio No. 71, 2nd floor, Centro, enrolled as taxpayer at CNPJ/MF under No. 76.535.764/0001-43, herein represented in accordance with its By-Laws, hereinafter referred to as “Oi”.

WHEREAS:

I.	On February 19, 2014, prior meetings of the shareholders of Corpco (“Prior Meetings”) were held, unanimously approving the consummation of a transaction that will result in the merging of the activities and businesses of Portugal Telecom SGPS and Oi, into a single company, “Corpco”, the shareholding base of which shall be dispersed among the shareholders of Portugal Telecom SGPS, Oi and Corpco, whose capital shall be divided into one class only of common shares, which shall be traded on the Stock, Commodities and Futures Exchange (“BMF&BOVESPA”), Euronext Lisbon and the NYSE, and which shall adhere to the rules of corporate governance of the Novo Mercado section of the BMF&BOVESPA (the “Transaction”);

II.	On September 3, 2014, prior meetings of the Corpco shareholders were held to approve changes to certain resolutions taken in the Prior Meetings of February 19, 2014;

III.	In light of the aforementioned changes, the Parties wish to amend the Temporary Voting Agreement.

The PARTIES have agreed to enter into this 1st Amendment to the Temporary Voting Agreement of the Shareholders of Oi S.A. and Corpco (the “1st Amendment”), under the terms and for the purposes of article 118 of Law 6.404, of December 15, 1976 (the “Corporation Law”), as amended, which shall be governed by the following clauses and conditions:

CLAUSE I – AMENDMENT OF CLAUSE TWO

1.1 The parties agree to amend Clause Two of the Temporary Voting Agreement which governs the General Meetings of Oi and Corpco, to change the deadlines established therein to remove references to the Merger of Portugal Telecom into Corpco, as a result of which Clause Two shall now read as follows:

“CLAUSE II – GENERAL MEETINGS OF OI AND CORPCO SHAREHOLDERS

2.1 The Shareholders, irrevocably and irreversibly, hereby undertake to perform all necessary acts and to cooperate with the performance of all necessary acts by the other Parties and by Oi for the accomplishment of (i) the Merger of BRATEL BRASIL into Oi; and (ii) the Merger of Oi Shares by Corpco, including the approval of Oi financial statements.

2.2 Subject to the provisions of the Clauses below, the Shareholders and Oi shall call, and shall cause Oi to call, on 02/28/2015 at the latest, an Extraordinary General Meeting of Oi shareholders (“AGE Date”), in order to decide about the Merger of BRATEL BRASIL into Oi and the Merger of Oi Shares by Corpco (the “Oi AGE”), including but not limited to: (i) the ratification of the appointment and hiring of the appraiser company responsible for the drafting of the valuation reports for the purposes of the Merger of BRATEL BRASIL into Oi and the Merger of Oi Shares by Corpco (the “Appraisal Reports”); (ii) the approval of the Valuation Reports; (iii) the approval of the agreement governing the Merger of BRATEL BRASIL into Oi and the Merger of Oi Shares by Corpco, which draft constitutes Exhibit 2.2 of this Agreement; (iv) the approval of the Merger of BRATEL BRASIL into Oi and the Merger of Oi Shares by Corpco, under the terms and conditions of the respective agreements referred to in item “iii” above; and (v) the performance, by Oi management, of the necessary acts for the implementation of the Merger of BRATEL BRASIL into Oi and the Merger of Oi Shares by Corpco.

2.2.1 The Shareholders, irrevocably and irreversibly, hereby undertake to (i) attend the Oi AGE; (ii) cause the members of the Oi Board of Directors designated by them to attend the Oi Board of Directors meeting that will decide on the Merger of BRATEL BRASIL into Oi and the Merger of Oi Shares by Corpco (the “Oi RCA”); and (iii) vote and cause the members of Oi Board of Directors designated by them to vote, at the Oi AGE as well as the Oi RCA, favorably for the approval, without reservations, exceptions or restrictions, of the Merger of BRATEL BRASIL into Oi and the Merger of Oi Shares by Corpco.

2.2.2 Considering that the merger of Portugal Telecom SGPS by Corpco will no longer be implemented within the scope of the Transaction, the Shareholders nevertheless undertake to continue pursuing the objective of integrating the shareholder bases of Oi and Portugal Telecom SGPS.

2.3 In the event that, during the term of this Temporary Voting Agreement, any legal, arbitral or administrative remedy is determined, even if of a preliminary nature, in such a manner that the Oi AGE and/or the Oi RCA and/or the Corpco AGE and/or the Corpco RCA cannot be held, or so that the effects of the approval of the Merger of BRATEL BRASIL into Oi and/or the Merger of Oi Shares by are suspended, or, in any manner so, that the effect or the scope of the Merger of BRATEL BRASIL into Oi and/or the Merger of Oi Shares by Corpco are affected or restricted, each one of the Shareholders hereby irrevocably and irreversibly agrees to take and cause Oi to take all necessary measures to distance itself and implement, as soon as possible, the effects of the legal, arbitral or administrative remedies mentioned.

2.4 The Chair of the Oi AGE, the Oi RCA, the Corpco AGE and the Corpco RCA shall refrain from registering and calculating the votes cast in disagreement with this Temporary Voting Agreement, subject to the provisions by article 118, § 8 of Corporation Law.

2.5 The Shareholders hereby, further irrevocably and irreversibly undertake to exercise their voting rights in order to maintain the ordinary course of Oi’s business during the term of this Temporary Voting Agreement, refrain from taking any measure or practice any act that affects or limits the effects or the scope of this instrument. For the purposes of this Clause 2.5, it is considered the ordinary course of business the activities which, by their nature, purpose or manner of execution, are necessary for the achievement of Oi’s corporate purposes, considering the maintenance of its business at current levels, consistent with the past practices and guidelines determined by the corporate bodies and without any kind of interruption or delay.

2.5.1 The Shareholders hereby, further, irrevocably and irreversibly undertake to keep the members of the Oi Board of Directors in their current positions on the date of the execution of this Temporary Voting Agreement, instructing them to maintain the ordinary course of business of Oi. In case of vacancy or resignation of any member of the Oi Board of Directors during the term of this Temporary Voting Agreement, the election of the substitute shall be made by Telemar Participações according to the rules provided in its Shareholders Agreement in force on this date for the election of the members of the Board of Directors.”

CLAUSE II – MODIFICATION OF CLAUSE III

2.1 The Parties agree to amend Clause III of the Temporary Voting Agreement, which governs the prohibition to transfer and encumber Affected Shares, so as to exclude from its scope the Exchange Agreement executed by Portugal Telecom SGPS on this date, as a result of which Clause Two shall now read as follows:

“CLAUSE III – PROHIBITION TO TRANSFER AND ENCUMBER AFFECTED SHARES

3.1 During the term of this Temporary Voting Agreement, the Shareholders irrevocably and irreversibly undertake not to sell, dispose or transfer, directly or indirectly, by any means or manner, their Affected Shares, or any rights related to these Affected Shares, as well as not to create encumbrances or liens of any nature, judicial or extra-judicial, on the Affected Shares, including but not limited to pledge, bond, usufruct, chattel mortgage, trust, execution of purchase and sale or purchase option commitment, right of first refusal, lease, as well as the execution of other shareholders agreements.

3.1.1 The provisions in the introductory paragraph of this Clause do not apply to the “Exchange Agreement, and Other Covenants” (Contrato de Permuta e Outras Avenças) to be entered into on September 8, 2014 between Portugal Telecom SGPS and PT Internacional Finance B.V., PT Portugal, SGPS S.A., Oi, and Telemar Participações, in respect of 474,348,720 (four hundred seventy-four million, three hundred forty-eight thousand, seven hundred twenty) common shares and 948,697,440 (nine hundred forty-eight million, six hundred ninety-seven thousand, four hundred forty) preferred shares of Oi.”

CLAUSE II – MODIFICATION OF CLAUSE VII

2.1 The Parties agree to amend paragraph 7.2 of Clause VII of the Temporary Voting Agreement, which governs the effectiveness and the term of the Temporary Voting Agreement, so as to exclude reference to the Merger of Portugal Telecom into Corpco and to modify the term established therein, as a result of which paragraph 7.2 of Clause VII shall now read as follows:

“CLAUSE VII – EFFECTIVENESS AND TERM

7.2 This Temporary Voting Agreement shall remain in force until (i) the consummation of the Merger of Oi Shares into Corpco; or (ii) March 31, 2015, whichever occurs first.”

CLAUSE III – GENERAL PROVISIONS

3.1 Capitalized terms not expressly defined in this 1st Amendment shall have the meaning attributed to them in the Temporary Voting Agreement.

3.2 All further terms and conditions of the Temporary Voting Agreement shall remain in effective and hereby ratified by the Parties.

3.3 The terms and conditions of the 1st Amendment shall benefit and irrevocably and irreversibly bind the undersigned and their respective successors, including but not limited to the successors of the Shareholders following the Restructuring of Telemar Participações.

IN WITNESS HEREOF, the Parties executed this instrument in 7 (seven) counterparts of the same content and form, before the 2 (two) undersigned witnesses.

Rio de Janeiro, September 8, 2014.

(Signature pages to follow)

1ST AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A. (TO BE REFERRED TO AS “CORPCO”), ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 1/8

PORTUGAL TELECOM, SGPS S.A.

/s/ Anna Svartman
Name: Anna Svartman	Name:
Title: Attorney-in-fact	Title:

1ST AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A. (TO BE REFERRED TO AS “CORPCO”), ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 2/8

CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES

Managed by BTG Pactual Serviços Financeiros S.A. DTVM

/s/ Carolina Cury Maia Costa	/s/ Nahdikesh Anilkumar Dixit
Name: Carolina Cury Maia Costa	Name: Nahdikesh Anilkumar Dixit
Title: Attorney-in-fact	Title: Attorney-in-fact

1ST AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A. (TO BE REFERRED TO AS “CORPCO”), ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 3/8

BRATEL BRASIL S.A.

/s/ Shakhaf Wine	/s/ Pedro Guterres
Name: Shakhaf Wine	Name: Pedro Guterres
Title: Officer	Title: Officer

1ST AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A. (TO BE REFERRED TO AS “CORPCO”), ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 4/8

TELEMAR PARTICIPAÇÕES S.A.

/s/ Armando N. Guerra	/s/ Fernando M. Portella
Name: Armando N. Guerra	Name: Fernando M. Portella
Title: Officer	Title: Officer

1ST AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A. (TO BE REFERRED TO AS “CORPCO”), ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 5/8

ANDRADE GUTIERREZ S.A.

/s/ Renato Torres de Faria	/s/ Rafael Cardoso Cordeiro
Name: Renato Torres de Faria	Name: Rafael Cardoso Cordeiro
Title: Officer	Title: Attorney-in-fact

1ST AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A. (TO BE REFERRED TO AS “CORPCO”), ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 6/8

JEREISSATI TELECOM S.A.

/s/ Fernando M. Portella	/s/ Alexandre J. Legey
Name: Fernando M. Portella	Name: Alexandre J. Legey
Title: Officer	Title: Officer

1ST AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A. (TO BE REFERRED TO AS “CORPCO”), ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 7/8

OI S.A.

/s/ Zeinal A. Mohamed Bava	/s/ Bayard De Paoli Gontijo
Name: Zeinal A. Mohamed Bava	Name: Bayard De Paoli Gontijo
Title: Officer	Title: Officer

1ST AMENDMENT TO THE TEMPORARY VOTING AGREEMENT OF THE SHAREHOLDERS OF OI S.A. AND TELEMAR PARTICIPAÇÕES S.A. (TO BE REFERRED TO AS “CORPCO”), ENTERED INTO BETWEEN PORTUGAL TELECOM, SGPS S.A., CARAVELAS FUNDO DE INVESTIMENTO EM AÇÕES, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A., JEREISSATI TELECOM S.A. AND OI S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 8/8

Witnesses:

/s/ Ana Carolina dos R. M. da Motta	/s/ Íria Lúcia da S. Martins
Name: Ana Carolina dos R. M. da Motta	Name: Íria Lúcia da S. Martins
CPF: OAB/RJ 161.927	CPF: 728.352.737-00 RG: 20.184.824 SSP/SP

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